                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule
     14a-11(c) or Rule 14a-12

                                  Avnet, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                  AVNET, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                      TO BE HELD MONDAY, NOVEMBER 22, 1999

TO ALL SHAREHOLDERS OF AVNET, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation ("Avnet"), will be held at The Rihga Royal Hotel, 151 West 54th Street, New York, New York, on Monday, November 22, 1999 at 9:30 a.m., Eastern Standard Time, for the following purposes:

     1. To elect ten directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

     2. To consider a proposal to approve and adopt an amendment to the 1994 Avnet Incentive Stock Program to extend it for an additional five years.

     3. To consider a proposal to approve and adopt the Avnet 1999 Stock Option Plan.

     4. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the books of Avnet for the fiscal year ending June 30, 2000.

     5. To take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 4, 1999 as the record date for the Annual Meeting. Only holders of record of shares of Avnet's Common Stock at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          DAVID R. BIRK
                                          Secretary

October 13, 1999

                                  AVNET, INC.
                             2211 SOUTH 47TH STREET
                             PHOENIX, ARIZONA 85034
                            ------------------------

                                PROXY STATEMENT
                             DATED OCTOBER 13, 1999
                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 22, 1999

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. ("Avnet") for use at the Annual Meeting of Shareholders to be held on November 22, 1999, and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. Proxies for shares of Avnet Common Stock, par value $1.00 per share (the "Common Stock"), may be submitted by completing and mailing the proxy card that accompanies this Proxy Statement or by submitting your proxy voting instructions by telephone or through the Internet. Submission of proxies by telephone or through the Internet may not be available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian. Avnet shareholders should contact their broker or other nominee to determine whether they may submit their proxy by telephone or through the Internet. Shares of Common Stock represented by a proxy properly signed or submitted as described below and received at or prior to the Annual Meeting, unless subsequently revoked, will be voted in accordance with the holder's instructions.

     To submit a written proxy by mail, holders of Common Stock should complete, sign, date and mail the proxy card provided with this Proxy Statement in accordance with the instructions set forth on the card. If a proxy card is signed and returned without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted "FOR" the election as directors of the ten persons named herein, "FOR" the adoption of the amendment to the 1994 Avnet Incentive Stock Program, "FOR" the adoption of the Avnet 1999 Stock Option Plan and "FOR" the ratification of the appointment of Arthur Andersen, LLP as independent public accountants of Avnet for the current fiscal year.

     Instead of submitting a signed proxy card, Avnet shareholders may also submit their proxies with voting instructions by telephone or through the Internet. To submit proxies via telephone or through the Internet, shareholders should follow the instructions that accompany or are set forth on the reverse side of their proxy card. Each Avnet shareholder of record has been assigned a unique control number which has been printed on each holder's proxy card. Shareholders who submit proxies by telephone or through the Internet will be required to provide their assigned control number before their proxy will be accepted. In addition to the instructions that appear on or accompany the proxy card, step-by-step instructions will be provided by a recorded telephone message or at the designated website, and shareholders will receive confirmation that their proxies have been successfully submitted.

     Any person who signs and mails the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to Avnet by submitting a later dated proxy which is received by Avnet prior to the Annual Meeting, or by voting in person at the Annual Meeting. However, a proxy will not be revoked by simply attending the Annual Meeting. All written notices of revocation and other communications with respect to revocation by Avnet shareholders should be addressed as follows: David R. Birk, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. To revoke a proxy previously submitted by telephone or through the Internet, an Avnet shareholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

     The Avnet Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the meeting, the persons appointed as proxies will have discretion to vote or to act thereon according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies will have discretion to vote on adjournment of the Annual Meeting. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to shareholders is October 13, 1999.

     Only holders of record of outstanding shares of Common Stock at the close of business on October 4, 1999 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held of record. The aggregate number of shares of Avnet's Common Stock outstanding (net of treasury shares) at October 4, 1999 was 35,220,745, comprising all of Avnet's capital stock outstanding as of that date.

                             ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election as directors of Avnet of the ten persons listed below. Each of such persons has consented to being named herein and to serve if elected. All of the nominees, other than James A. Lawrence, were elected directors at the Annual Meeting of Shareholders held on November 23, 1998. Mr. Lawrence was elected as a director at a meeting of the Board of Directors on March 26, 1999.

     Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the Annual Meeting. Thus, shareholders who do not vote, or who withhold their vote from one or more nominees below and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

     In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under the By-Laws of Avnet, any such vacancy may be filled by a majority vote of the directors then in office or by the shareholders at any meeting thereof. Avnet's By-Laws also empower the Board of Directors to fix the number of directors from time to time.

     The information set forth below as to the age, principal occupations and other directorships of each nominee has been furnished to Avnet by such nominee:

                                                  YEAR FIRST
                                                  ELECTED A          PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
NAME                                        AGE    DIRECTOR    OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS AND ACTIVITIES
----                                        ---   ----------   ---------------------------------------------------------
Eleanor Baum(a)(b)........................  59       1994      Dean of the School of Engineering of The Cooper Union,
                                                               New York, NY; also a Director of Allegheny Energy, Inc.
                                                               and U.S. Trust Corporation. Chair, New York Academy of
                                                               Sciences and Chair of the Engineering Workforce
                                                               Commission.

                                                  YEAR FIRST
                                                  ELECTED A          PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
NAME                                        AGE    DIRECTOR    OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS AND ACTIVITIES
----                                        ---   ----------   ---------------------------------------------------------
J. Veronica Biggins(b)(d).................  52       1997      Partner (since March 1995) at Heidrick & Struggles, an
                                                               executive search firm; Assistant to the President of the
                                                               United States and Director of Presidential Personnel at
                                                               the White House (from January 1994 until February 1995);
                                                               also a Director of National Data Corporation and Cameron
                                                               Ashley Building Products, Inc., Chairman of the Czech and
                                                               Slovak American Enterprise Development Fund, which is
                                                               funded by the U.S. Government SEED Act.
Joseph F. Caligiuri(a)(b)(c)..............  71       1992      Executive Vice President (retired April 1993) of Litton
                                                               Industries, Inc. a technology-based company providing
                                                               resource exploration services, industrial automation
                                                               systems and advanced electronic and defense systems to
                                                               the United States and world markets; also a Director of
                                                               The Titan Corporation and Intracel Corporation.
Lawrence W. Clarkson(a)(c)................  61       1998      Retired Senior Vice President of The Boeing Company
                                                               (April 1994 - February 1999), President, Boeing
                                                               Enterprises (January 1997 - February 1999), and Vice
                                                               President of Planning and International Development, The
                                                               Boeing Company (1992-1994), a manufacturer of aerospace,
                                                               aviation and defense products. Director of Atlas Air,
                                                               Inc., NV Interturbine and the National Association of
                                                               Manufacturers. Chairman of the U.S. Pacific Basin
                                                               Economic Council and Vice Chairman of The National Bureau
                                                               of Asian Research.
Ehud Houminer(a)(b).......................  59       1993      Professor and Executive-in-Residence at Columbia Business
                                                               School, Columbia University, New York, NY and (since
                                                               January 1996) a principal of Lear, Yavitz and Associates,
                                                               a management consulting firm; also a Director of various
                                                               Dreyfus mutual funds, and of Supersol Ltd.
James A. Lawrence(a)(c)...................  46       1999      Executive Vice President and Chief Financial Officer of
                                                               General Mills since October 1998, a consumer foods
                                                               company; prior thereto, Executive Vice President and
                                                               Chief Financial Officer of Northwest Airlines
                                                               (1996-1998); Chief Executive Officer of Pepsi-Cola Asia
                                                               Middle East Africa Group (1992-1996); Director of Trans
                                                               Technology Corporation.
Salvatore J. Nuzzo(a)(b)(c)(d)............  68       1982      Chairman and CEO (since May 1996) of Datron Inc., a
                                                               manufacturer of aerospace and defense products; also
                                                               Chairman of the Board of Marine Mechanical Corp., a
                                                               manufacturer of defense products. Chairman of the Board
                                                               of SL Industries, Inc., a manufacturer of
                                                               industrial/communications products (March 1988 to May
                                                               1998).

                                                  YEAR FIRST
                                                  ELECTED A          PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
NAME                                        AGE    DIRECTOR    OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS AND ACTIVITIES
----                                        ---   ----------   ---------------------------------------------------------
Frederic Salerno(b)(c)(d).................  56       1993      Senior Executive Vice President & CFO/Strategy & Business
                                                               Development and a Director of Bell Atlantic (since August
                                                               1997); previously Director and Vice Chairman of the Board
                                                               of NYNEX Corporation, a telecommunications company (from
                                                               March 1991 to July 1997); also a Director of Bear Stearns
                                                               & Co., Inc., Viacom, Inc., The Hartford, Cable & Wireless
                                                               Communications, and Keyspan Energy.
Roy Vallee(b)(d)..........................  47       1991      Chairman of the Board and Chief Executive Officer of
                                                               Avnet since June 1998; prior thereto, Vice Chairman of
                                                               the Board (November 1992 to June 1998) and President and
                                                               Chief Operating Officer of Avnet (March 1992 to June
                                                               1998).
Frederick S. Wood(a)(b)(c)(d).............  71       1992      Consultant to General Dynamics Corporation, a supplier to
                                                               the United States Defense Department and the aerospace
                                                               industry.

---------------
(a) Member of the Audit Committee.

(b) Member of the Executive Committee.

(c) Member of the Executive Incentive and Compensation Committee.

(d) Member of the Nominating Committee.

THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

     Avnet's Board of Directors held eight meetings during fiscal 1999; the annual organizational meeting (which occurs shortly after the Annual Meeting of Shareholders) and seven additional meetings. The Board of Directors has appointed committees, including an Audit Committee, an Executive Incentive and Compensation Committee, a Nominating Committee and an Executive Committee, to carry out certain particular responsibilities.

     The Audit Committee is charged with maintaining communication between the full Board and Avnet's independent public accountants, reviewing the status of the annual audit prior to its completion and determining the nature and extent of any problems warranting consideration by the full Board, reviewing any disagreements that have not been resolved to the satisfaction of both management and the independent public accountants, and evaluating the adequacy and effectiveness of Avnet's internal accounting controls and reporting to the full Board with respect thereto. The Audit Committee also reviews quarterly financial statements. The Audit Committee met five times in fiscal 1999.

     The Executive Incentive and Compensation Committee administers Avnet's stock option plans and Incentive Stock Program and is responsible for reviewing and approving the compensation of the Chief Executive Officer, the four other most highly paid executive officers and any other executives whose total cash compensation is greater than $500,000 per year. The Executive Incentive and Compensation Committee met five times in fiscal 1999.

     The Nominating Committee is charged with considering, screening and recommending to the Board of Directors appropriate candidates for nomination to be elected and/or re-elected as directors of Avnet by the shareholders of Avnet or for election by the Board of Directors between shareholder meetings. The Nominating Committee will consider recommendations only from persons solicited by the Committee. The Nominating Committee met four times in fiscal 1999.

     The Executive Committee is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business affairs of Avnet subject to limitations prescribed by law. The Executive Committee met six times in fiscal 1999.

     During fiscal 1999, each incumbent director, other than Mr. Caligiuri, attended at least 75% of the combined number of meetings of the Board and of the committees on which such director served.

COMPENSATION OF DIRECTORS

     Directors of Avnet who are also officers or employees of Avnet do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Each non-employee director elected for the first time prior to January 1997 receives an annual retainer fee of $15,000 for serving on the Board and each non-employee director elected for the first time in or after January 1997 (currently Ms. Biggins and Messrs. Clarkson and Lawrence) receives an annual retainer fee of $20,000 for serving on the Board. In addition, each non-employee director receives an annual retainer fee of $3,000 for each committee on which he or she serves, and an additional $3,000 for each committee on which he or she serves as chairman. The maximum aggregate annual fee for a non-employee director elected for the first time prior to January 1997 is $24,000, and the maximum aggregate annual fee for a non-employee director elected for the first time in or after January 1997 is $29,000. Each non-employee director is also paid $1,000 per meeting for each meeting of the Board attended by such director. In addition, under the Outside Directors' Stock Bonus Plan, non-employee directors are awarded 300 shares of Avnet Common Stock upon their re-election each year, or such lesser number having a value at the time of delivery not exceeding $24,000. Non-employee directors also receive stock options covering 1,000 shares of Common Stock on the date of his or her election or re-election to the Board of Directors. The options are exercisable at a price per share equal to the mean between the high and low sale prices per share on the date of grant and the option is exercisable with respect to 25% of the shares covered thereby after the expiration of one year and an additional 25% of the shares on each of the next three succeeding anniversary dates.

     Under the Avnet Deferred Compensation Plan for Outside Directors, all fees payable in cash, other than meeting fees, to a non-employee director of Avnet during a plan year for service as a member of the Board of Directors or any committees thereof, may be deferred in the form of cash or in Common Stock equivalent "phantom share units" or "PSUs". Fees deferred in the form of PSUs are translated monthly into PSUs by dividing the amount of fees deferred by the average market value of a share of Common Stock on the New York Stock Exchange for the five trading days ending on the date when the fees would otherwise have been paid. Compensation deferred as cash is credited at the end of each calendar month with interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year notes on the first day of that calendar month. Compensation deferred under the Plan, and additional PSUs or interest credited thereon, will be payable to a director (i) upon cessation of membership on Avnet's Board of Directors in ten annual installments or, at the director's election (which must be made not less than twenty-four (24) months prior to the date on which the director ceases to be a member of the Board), in annual installments not exceeding ten or in a single lump sum or (ii) upon a change in control of Avnet, in a single lump sum. PSUs are payable in Common Stock with cash payment made for fractional shares. In the event of the death of a director before receipt of all required payments, all remaining payments shall be made to the director's designated beneficiary.

     In May 1996, the Board of Directors terminated the Retirement Plan for Outside Directors of Avnet, Inc. (the "Retirement Plan") with respect to non-employee directors elected for the first time after May 21, 1996. Therefore, while members of the Board of Directors as of May 21, 1996 still accrue benefits under the Retirement Plan, Board members elected for the first time thereafter (currently Ms. Biggins and Messrs. Clarkson and Lawrence) are not eligible to participate in the Retirement Plan. The Retirement Plan provides retirement income for eligible directors who are not officers, employees or affiliates (except by reason of being a director) of Avnet (the "Outside Directors"). The Retirement Plan entitles any eligible Outside Director who has completed six years or more of active service to an annual cash retirement benefit equal to the annual retainer fee (including committee fees) during the Outside Director's last year of active service, payable in equal monthly installments for a period of from two to ten years depending on length of service, with payments beginning on the date which is the later of such director's 65th birthday or his or her retirement date. The Retirement Plan also provides for automatic retirement of Outside Directors at age 72 or, in the case of Outside Directors serving on the Board on the Retirement Plan's effective date (July 1, 1992), age 75. The surviving spouse of any deceased Outside Director is entitled to 50% of any remaining unpaid retirement benefit.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND OTHERS

     The following table sets forth information with respect to the Common Stock beneficially owned at September 30, 1999 by (a) the only persons which, to Avnet's knowledge, are the beneficial owners of more than 5% of the outstanding Common Stock, (b) each current director of Avnet, (c) each of the executive officers named in the Summary Compensation Table set forth on page 8, and (d) all current directors and executive officers as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power. The table does not reflect undelivered awards of restricted stock under the Avnet Incentive Stock Program, which stock cannot be voted prior to delivery. Also, the table does not include PSUs held for the account of non-employee directors under the Deferred Compensation Plan for Outside Directors (see "Compensation of Directors" above).

                                                                   AMOUNT AND
                                                              NATURE OF BENEFICIAL    PERCENT OF
NAME                                                               OWNERSHIP            CLASS*
----                                                          --------------------    ----------
Sanford C. Bernstein & Co. Inc.(1)..........................       5,271,872            14.97%
Oppenheimer Capital(2)......................................       3,113,508             8.84%
The Prudential Insurance Company of America(3)..............       1,967,026             5.58%
Eleanor Baum................................................           1,550
J. Veronica Biggins.........................................             600
Joseph F. Caligiuri.........................................           2,650(T,S)
Steven Church...............................................           6,913
                                                                      86,500(O)
                                                                   ---------
                                                                      93,413
Lawrence W. Clarkson........................................           1,000
Anthony DeLuca..............................................           6,557
                                                                      41,250(O)
                                                                   ---------
                                                                      47,807
Brian Hilton................................................             100
                                                                      27,500(O)
                                                                   ---------
                                                                      27,600
Ehud Houminer...............................................           3,400
James A. Lawrence...........................................           1,000
Salvatore J. Nuzzo..........................................           5,400
Frederic Salerno............................................           4,400
Charles Smith...............................................           4,510
                                                                      65,196(O)
                                                                   ---------
                                                                      69,706
Roy Vallee..................................................           2,683             1.25%
                                                                     417,500(O)
                                                                      24,061(T,S)
                                                                   ---------
                                                                     444,244

                                                                   AMOUNT AND
                                                              NATURE OF BENEFICIAL    PERCENT OF
NAME                                                               OWNERSHIP            CLASS*
----                                                          --------------------    ----------
Frederick S. Wood...........................................             600
                                                                       1,300(T)
                                                                   ---------
                                                                       1,900
All directors and executive officers as a group (20
  persons)..................................................          59,515             2.54%
                                                                       1,300(T)
                                                                      26,711(T,S)
                                                                     826,696(O)
                                                                   ---------
                                                                     914,222

---------------
 *   Less than 1% for each person except as otherwise indicated.

(T) Shares owned by trusts, custodianships and other entities as to which the person has the power to direct voting and dispositions.

(S) Shares as to which the person shares voting and/or dispositive power with others.

(O) Shares issuable upon exercise of stock options currently exercisable or first becoming exercisable on or prior to December 31, 1999.

(1) Sanford C. Bernstein & Co., Inc. ("Bernstein") is a registered investment adviser and broker/dealer, with offices at 767 Fifth Avenue, New York, New York 10153. Information as to the beneficial ownership of Avnet Common Stock by Bernstein was obtained from a Schedule 13G filed on February 5, 1999 with the Securities and Exchange Commission which disclosed that Bernstein was the beneficial owner of 5,271,872 shares, including 2,812,683 shares as to which it had sole voting power, 650,666 shares as to which it had shared voting power, and 5,271,872 shares as to which it had sole dispositive power. Such filing further states that the shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Avnet, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(2) Oppenheimer Capital ("Oppenheimer") is a registered investment adviser with offices at Oppenheimer Tower, World Financial Center, New York, New York 10281. Information as to the beneficial ownership of Avnet Common Stock by Oppenheimer was obtained from a Schedule 13G filed on February 12, 1999 with the Securities and Exchange Commission which disclosed that Oppenheimer was the beneficial owner of 3,113,508 shares, as to which it had shared voting power and shared dispositive power. Such filing further states that the shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Avnet, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3) The Prudential Insurance Company of America ("Prudential") is a mutual insurance company and a registered investment adviser with offices at 751 Broad Street, Newark, New Jersey 07102-3777. Information as to the beneficial ownership of Avnet Common Stock by Prudential was obtained from a
    Schedule 13G filed on February 1, 1999 with the Securities and Exchange Commission which disclosed that Prudential was the beneficial owner of 1,967,026 shares, including 236,200 shares as to which it had sole voting power, 1,726,926 shares as to which it had shared voting power, 236,200 shares as to which it had sole dispositive power and 1,730,826 shares as to which it had shared dispositive power. Such filing further states that the shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Avnet, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Avnet's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Exchange concerning their ownership of and transactions in Avnet Common Stock; such persons are also required to furnish Avnet with copies of such reports. Based on such reports and related information furnished to Avnet, Avnet believes that in fiscal 1999 all such filing requirements were complied with in a timely manner by all directors and executive officers, except (i) Mr. Vallee did not timely file one report for an exercise of a stock option for 5,000 shares of Common Stock and the subsequent gift of such shares to a family trust; (ii) each of the directors of Avnet, other than Mr. Vallee, due to an inadvertent administrative error by Avnet, did not timely file one report for the first-time grant of an option of 1,000 shares of Common Stock under one of Avnet's stock option plans; (iii) Mr. Salerno did not timely file one report for the purchase of 1,000 shares of Common Stock; and (iv) Mr. Richard Ward, a Senior Vice President, did not timely file one report for the sale of 2,500 shares of Common Stock. All such transactions have since been duly reported.

COMPENSATION OF AVNET MANAGEMENT

     The following table sets forth information concerning the total compensation during Avnet's last three fiscal years of its Chief Executive Officer and its four other executive officers who had the highest individual aggregates of salary and bonus during Avnet's fiscal year ended July 2, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                               COMPENSATION AWARDS
                                       ANNUAL COMPENSATION   -----------------------
                                       -------------------   RESTRICTED   SECURITIES
                              FISCAL                           STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY     BONUS     AWARDS(1)    OPTIONS(#)   COMPENSATION(2)
---------------------------   ------   --------   --------   ----------   ----------   ---------------
Roy Vallee..................   1999    $750,000   $182,000    $ 99,325     250,000         $1,429
  Chairman of the Board and    1998     600,000    648,000     166,044     100,000          1,256
  Chief Executive Officer      1997     600,000    700,000     189,623     100,000          1,048
Steven Church...............   1999     440,000    259,503      43,500      50,000          1,200
  Senior Vice President        1998     400,000    291,129      82,647      20,000          1,104
                               1997     360,000    262,260      98,250      20,000            995
Anthony DeLuca..............   1999     360,000    125,077      30,015      30,000            918
  Senior Vice President        1998     335,000    143,162      50,089      15,000            837
                               1997     300,000    124,542      49,125      10,000            696
Brian Hilton................   1999     350,000    190,000      14,500      50,000          1,659
  Senior Vice President        1998     237,500    106,731          --      30,000            747
                               1997          --         --          --          --             --
Charles Smith...............   1999     350,000    199,060      32,625      25,000          1,012
  Vice President               1998     300,000    142,356      62,611      12,500            935
                               1997     285,000    133,955      73,688      15,000            832

---------------
(1) The dollar values of the restricted stock awards shown in this table are based on the closing price of a share of Common Stock on the date on which the restricted stock awards were made. The number of shares of restricted stock awarded to each person named in the table during fiscal year 1999 was as follows: Mr. Vallee -- 2,740 shares; Mr. Church -- 1,200 shares; Mr. DeLuca -- 828 shares; Mr. Hilton -- 400 shares; and Mr. Smith -- 900 shares. These restricted shares vested and will vest in four equal installments in January 1999, 2000, 2001 and 2002. A holder of undelivered restricted stock awards is not entitled to receive dividends paid on, or to any other rights of a shareholder with respect to, the Common Stock underlying such awards. The aggregate number of shares of allocated but undelivered restricted stock at Avnet's 1999 fiscal year-end (July 2, 1999) and the value of such shares (based on the closing price of a share of Common Stock on that date) are as follows: Mr. Vallee -- 4,346 shares ($204,534); Mr. Church -- 2,060 shares ($96,949); Mr. DeLuca -- 1,271 shares ($59,816); Mr. Hilton -- 300 shares
    ($14,119); and Mr. Smith -- 1,550 shares ($72,947).

(2) Consists of imputed income related to life insurance benefits provided by Avnet to the persons named in the table under the executive life insurance program described on page 10.

OPTIONS

     The following table sets forth information concerning grants of stock options during Avnet's fiscal year ended July 2, 1999 to each of Avnet's executive officers named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                       ----------------------------------------------------------------     POTENTIAL REALIZABLE
                       NUMBER OF    % OF TOTAL                                                VALUE AT ASSUMED
                       SECURITIES     OPTIONS                                              ANNUAL RATES OF STOCK
                       UNDERLYING   GRANTED TO                                                APPRECIATION FOR
                        OPTIONS      EMPLOYEES    EXERCISE    MARKET PRICE                      OPTION TERM
                        GRANTED         IN        PRICE PER     ON DATE      EXPIRATION   ------------------------
NAME                     (#)(1)     FISCAL YEAR     SHARE       OF GRANT        DATE          5%           10%
----                   ----------   -----------   ---------   ------------   ----------   ----------   -----------
Roy Vallee...........   250,000        22.9%       $35.75        $35.75      9/24/2008    $5,621,750   $14,246,500
Steven Church........    50,000         4.6%        35.75         35.75      9/24/2008     1,124,350     2,849,300
Anthony DeLuca.......    30,000         2.7%        35.75         35.75      9/24/2008       674,610     1,709,580
Brian Hilton.........    50,000         4.6%        35.75         35.75      9/24/2008     1,124,350     2,849,300
Charles Smith........    25,000         2.3%        35.75         35.75      9/24/2008       562,175     1,424,650

---------------
(1) All of the options granted become exercisable in four equal cumulative installments on each of the first through fourth anniversary dates of the date of grant.

     The following table sets forth information concerning exercises of stock options during fiscal 1999 by each of Avnet's executive officers named in the Summary Compensation Table, and the number and value of options held by them at fiscal year end (July 2, 1999):

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                            OPTIONS AT               IN-THE-MONEY OPTIONS
                             ACQUIRED ON                       FISCAL YEAR END            AT FISCAL YEAR-END(2)
                              EXERCISE        VALUE      ---------------------------   ---------------------------
NAME                             (#)       REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   -----------   -----------   -------------   -----------   -------------
Roy Vallee.................    10,000       $280,013       303,750        381,250      $3,215,185     $2,955,261
Steven Church..............        --             --        60,250         78,750         461,240        567,537
Anthony DeLuca.............        --             --        23,750         50,000          37,655        340,662
Brian Hilton...............        --             --         7,500         72,500              --        567,185
Charles Smith..............        --             --        49,571         44,375         736,019        283,827

---------------
(1) Value realized is the aggregate market value on the date of exercise of the shares acquired less the aggregate exercise price paid for such shares.

(2) Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the average of the high and low prices on July 2, 1999 of $47.0937 per share) and the aggregate exercise price for such shares.

RETIREMENT BENEFITS AND INSURANCE

     The Avnet Pension Plan (the "Pension Plan") is a defined benefit plan which covers most United States employees of Avnet, including each of the executive officers named in the Summary Compensation Table. The Pension Plan is a type of defined benefit plan commonly referred to as a cash balance plan. A participant's benefit under the Pension Plan is based, in general, on the value of the participant's cash balance account, which is used for record keeping purposes and does not represent any assets of the Pension Plan segregated on behalf of a participant. A participant's cash balance account equals the actuarial present value of his or her accrued benefit under the Pension Plan. The accumulated benefit in a participant's cash balance account is approximately equal to the actuarial present value (using certain actuarial assumptions under the Pension
Plan) of a deferred annuity benefit payable at age 65 determined by aggregating 2% of a participant's annual earnings for each year of employment during which an employee was a participant in the Pension Plan. In general, the Pension Plan defines annual earnings as a participant's base salary, commissions, royalties, annual cash incentive compensation and amounts deferred pursuant to plans described in section 125 or 401(k) of the Internal Revenue Code of 1986, as amended. No benefit is accrued under the Pension Plan for annual earnings exceeding $100,000 in any plan year. There is no offset under the Pension Plan for Social Security or other benefits. The Pension Plan offers participants distributions in the form of various monthly annuity payments. However, in lieu of an annuity form of distribution, a participant who has attained age 65 may elect to receive a cash lump sum distribution equal to the actuarial present value of the participant's accrued benefit under the Pension Plan at age 65. In certain situations, the lump sum distribution option is also available to a participant who has terminated employment with Avnet and has not yet attained age 65.

     The following table sets forth estimated annual retirement benefits payable under the Pension Plan for each of the executive officers of Avnet named in the Summary Compensation Table, assuming that (i) each such executive officer retires at age 65, (ii) current pensionable remuneration for each such executive officer remains unchanged until retirement, (iii) benefits under the Pension Plan are not altered prior to retirement and (iv) all actuarial costs and expenses of the Pension Plan are paid by the Pension Plan:

                                                        ESTIMATED ANNUAL
                                                       RETIREMENT BENEFIT
                                                       ------------------
Roy Vallee...........................................       $77,340
Steven Church........................................        46,000
Anthony DeLuca.......................................        66,133
Brian Hilton.........................................        18,000
Charles Smith........................................        36,000

     In addition, Avnet pays the premiums in respect of an executive life insurance program which provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer in an amount equal to twice the yearly earnings (including salary and cash incentive compensation) of such officer; (2) payment to Avnet, upon the death of a participating officer, of the amount by which the benefit payable by the insurer under the particular policy exceeds the death benefit payable to such officer's beneficiary; (3) a right to receive from Avnet a supplemental retirement benefit (if the officer has satisfied certain age and service requirements) payable annually (or in a lump sum under certain circumstances) to such officer or his or her beneficiary for ten years in an amount not to exceed 36% of the officer's eligible compensation; and (4) payment to Avnet upon the death of an officer who is receiving or has received supplemental retirement benefits of the full amount payable by the insurer under the particular policy. For purposes of clause (3) in the preceding sentence, the eligible compensation of the executive officers named in the Summary Compensation Table is currently as follows: Mr. Vallee -- $1,312,000; Mr. Church -- $695,316; Mr. DeLuca -- $481,620; Mr. Hilton -- $442,116; and Mr.
Smith -- $495,708.

     As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors' and officers' liability insurance and corporate reimbursement insurance, written by Federal Insurance Company (a Chubb Company), Columbia Casualty Co. and National Union Insurance Company, for the three year period which commenced on August 1, 1997 at a total cost of $820,000. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet's directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet are covered under this insurance.

EMPLOYMENT CONTRACTS

     In September 1997, Roy Vallee, Chairman of the Board and Chief Executive Officer, and Avnet entered into an employment agreement ("Employment Agreement"), the term of which became effective on June 27, 1998 and which terminates on June 29, 2001. Pursuant to the Employment Agreement, Mr. Vallee is receiving an annual base salary of $750,000 and incentive compensation as follows: (a) a first incentive bonus equal to: (i) $4,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a diluted basis for that year exceed $3.00 and are less than or equal to $4.00;
(ii) $5,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a diluted basis for that year exceed $4.00 and are less than or equal to $5.00; and (iii) $7,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a diluted basis for that year exceed $5.00; and (b) a second incentive bonus of $10,000 for each one-tenth of a percent by which Avnet's return on capital exceeds 8%. The foregoing incentive compensation was approved by Avnet's shareholders at the Annual Meeting of Shareholders held on November 19, 1997. In addition, if Mr. Vallee becomes permanently and totally disabled on or prior to June 29, 2001, he will be paid by Avnet through the earlier of the date of cessation of such disability or his death an annual disability benefit of $300,000. The Employment Agreement also provides that Avnet has the option to retain Mr. Vallee as a consultant for up to twenty-four consecutive months immediately following termination of Mr. Vallee's Employment Agreement or his employment with Avnet, during which time he will be compensated at an annual rate equal to the highest base salary and incentive bonus compensation earned by him in any one fiscal year during the three year period prior to the commencement of the consultancy. Mr. Vallee has the right to terminate his full-time employment if a majority of the Board of Directors of Avnet shall be elected by any single person or entity which owns or controls voting rights to a majority of Avnet's then outstanding stock. Additionally, if Avnet notifies Mr. Vallee that it does not intend to renew Mr. Vallee's Employment Agreement, and if Avnet fails to engage Mr. Vallee for at least twelve months as a consultant, then Mr. Vallee may elect to be engaged as a consultant for such twelve month period at the rate of compensation described above.

     Steven Church and Brian Hilton, each Senior Vice Presidents of Avnet and Co-Presidents of Avnet's Electronics Marketing Group, and Avnet entered into an employment agreement effective June 28, 1997 and October 13, 1997, respectively. The employment agreements are terminable by either Messrs. Church or Hilton or Avnet upon one year's prior written notice to the other. The amount of compensation to be paid to Messrs. Church and Hilton is not fixed and is to be agreed upon by Messrs. Church and Hilton and Avnet from time to time. In the event Mr. Church's or Mr. Hilton's employment is terminated with one year's notice and they and Avnet shall have failed to agree upon the compensation to be paid during all or any portion of the one year notice period prior to termination, their compensation formula during the notice period will remain the same as was most recently agreed upon.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In accordance with the Company's By-Laws, the Executive Incentive and Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the compensation of the Chief Executive Officer, the four other most highly paid executive officers and other executives whose total cash compensation (base salary and incentive cash compensation) is greater than $500,000 per year. In addition, the Committee also sets the policy for, administers and determines all allocations and awards under Avnet's long-term compensation plans. All eligible Company employees, including executive officers, may participate in Avnet's long-term compensation plans. All members of the Committee are non-employee directors unaffiliated with management.

     Executive compensation consists of three components -- base salary, annual incentive cash compensation (bonus) and long-term incentive compensation.

     The base salary of each of the Company's executive officers earning $500,000 or less per year is set annually by such officer's immediate supervisor with the approval of the Chief Executive Officer. The base salaries of the Chief Executive Officer, the four other most highly compensated executive officers and other executives earning greater than $500,000 are determined by the Committee. Base salaries are influenced by a variety of objective and subjective factors. Particular consideration is given to the range of compensation levels for officers of other companies in the electronic distribution industry including, but not limited to, the peer group used in the performance graph appearing on page 14, as well as officers of other companies of similar size to Avnet in a broader range of businesses. There is no precise formula used to set base salary levels, which may fall above or below average compensation levels of comparable companies depending upon the management and leadership abilities, level of responsibility, experience and performance of a particular executive.

     In addition to base salary, most executive officers receive annual incentive cash compensation. For most executive officers, other than Mr. Vallee (see page 11 above), annual incentive compensation for fiscal 1999 was based on the annual net income before tax ("NIBT") objectives of the business units for which such executives are responsible. For each such executive, an annual target incentive compensation amount for fiscal 1999 was set in advance. A numerical factor ("multiplier") was determined by dividing the executive's annual incentive compensation target by the target NIBT of the applicable business unit. The unit's actual NIBT was also then multiplied by the multiplier to yield the executive's incentive compensation. Some executives' incentive compensation was also based upon formulas which take into consideration factors similar to Avnet's return on capital. Some executives' annual target incentive compensation also includes, either as an additional component or as the sole component, a fixed sum payable upon his or her achievement of one or more goals stated as Management By Objectives, or MBOs, set annually for each such executive.

     Long-term incentive compensation awards are based on an executive's performance in a particular fiscal period. The Committee awards long-term incentive compensation pursuant to five shareholder-approved incentive compensation plans: the Avnet Incentive Stock Program, the 1990 Stock Option Plan and 1996 Incentive Stock Option Plan, which are both incentive stock option plans, and the 1995 and 1997 Stock Option Plans, which are both non-qualified stock option plans.

THE AVNET INCENTIVE STOCK PROGRAM

     The current version of the Avnet Incentive Stock Program (the "Program") was adopted in 1994. The Program provides for annual allocations of restricted shares of the Company's Common Stock to employees of the Company, including executive officers, selected by the Committee. The Committee makes allocations under the Program, usually in September of each year, in recognition of operating results achieved by the Company as a whole or by particular operating groups or subdivisions in the immediate past fiscal year. Restricted shares allocated under the Program vest in four equal annual installments, contingent upon continued employment (except in the case of death or retirement of the employee) and subject to acceleration in certain instances in the discretion of the Committee. The Program sets no limits on the number of shares which may be allocated to any single employee, but it is the Committee's policy that allocations to officers of Avnet as a group will not exceed fifty (50%) percent of the total number of shares available for award under the Program (there has been an aggregate of 350,000 shares available for award during the term of the Program, which expires on December 31, 1999). The Program also provides that executives to whose applicable remuneration section 162(m) of the Internal Revenue Code of 1986 as amended ("Section 162(m)") is likely to apply (i) must achieve performance goals fixed in advance by the Committee in order to qualify for an award under the Program and (ii) may not be awarded more than 10,000 shares with respect to any fiscal year. Shareholders are being asked to approve the adoption of an amendment to the Program to extend it for an additional five years. (See Proposal to Amend 1994 Avnet Incentive Stock Program, pages 15 through 17.)

STOCK OPTION PLANS

     The Committee periodically grants options under Avnet's stock option plans to officers and other employees in consideration of their contribution to the long-term success of the Company. The Committee makes awards of stock options from time to time in its discretion based on its evaluation of accomplishments achieved by an executive or other employee. The Committee may grant options under the Company's incentive stock option plans, which mandate that grants be made at or above the fair market value of the Company's stock at the date of grant, or under the Company's non-qualified stock option plans, which permit the Committee to grant options having exercise prices discounted by as much as 15% from the fair market value of the Company's Common Stock as of the grant dates. The number of shares subject to options held by an executive may be taken into account when the Committee makes an award to such executive. It was the Committee's policy in fiscal 1999 not to grant to executive officers options having exercise prices at less than fair market value of the Common Stock as of the date of grant.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In fiscal year 1999, the compensation paid to the Company's Chief Executive Officer, Roy Vallee, was determined by an Employment Agreement dated September 25, 1997, which became effective on June 27, 1998 (the "Agreement"). The terms of the Agreement are described in detail on page 11. Under the terms of the Agreement, Mr. Vallee received in fiscal 1999 an annual base salary of $750,000 and incentive compensation of $32,000 based upon the Company's achievement of annual net earnings per share of $3.08 (before unusual and/or infrequent items). He also received $150,000 as an additional discretionary bonus in recognition of Mr. Vallee's efforts in the reorganization of the Company's Electronics Marketing Group and the Company's success in its acquisition program.

     Additionally, in fiscal 1999 Mr. Vallee was allocated 2,740 shares of restricted stock under the Program, which allocation vested and will vest in four equal installments in January 1999, 2000, 2001 and 2002, subject to the provisions of the Program. In determining the number of shares of restricted stock to be awarded to Mr. Vallee, the Committee considered a variety of factors, including the overall performance and profitability of the Company, the Company's continued growth and expansion and the successful divestiture of non-core businesses of the Company. Mr. Vallee was also granted options to purchase 250,000 shares of Common Stock on September 25, 1998 at an option price of $35.75 per share, which was the fair market value of a share of Common Stock on the date of grant. The options are exercisable in four equal annual installments, with the first exercise date commencing after the expiration of one year from the date of grant. The factors considered by the Committee in awarding this grant included Avnet's continued growth and the importance of incentivizing senior management to achieve additional growth and maximize shareholder return. No relative weights were given to the foregoing factors considered by the Committee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     As a matter of policy, the Company has determined not to enter into any compensation arrangement with any of its executive officers which fails at such time to qualify for full deductibility under Section 162(m), and the compensation paid to its executive officers in fiscal 1999 which was subject to
Section 162(m) qualified for deductibility thereunder.

    Joseph F. Caligiuri, Chairman              Salvatore J. Nuzzo
    Lawrence W. Clarkson                       Frederic Salerno
    James A. Lawrence                          Frederick Wood

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

     The following graph compares the annual change in the cumulative total return on Avnet's Common Stock during its last five fiscal years with the annual change in the cumulative total return of the Standard & Poor's Composite-500 Stock Index and a group consisting of Avnet's peer companies in the electronic distribution industry. The companies comprising the peer group are Arrow Electronics, Inc., Marshall Industries and Pioneer Standard Electronics. Bell Industries, Inc., formerly included in the peer group, sold its Electronics Distribution Group to Arrow Electronics, Inc. during Avnet's 1999 fiscal year and therefore was eliminated from the peer group. The graph assumes $100 was invested on July 1, 1994 in Avnet Common Stock, the S&P 500 and the peer group, and that all dividends were reinvested. The returns of each company in the peer group were weighted according to their respective stock market capitalization at the beginning of the period of each reported data point.

                                                       AVNET, INC.                 PEER GROUP                   S & P 500
                                                       -----------                 ----------                   ---------
7/01/94                                                    100                         100                         100
6/30/95                                                    154                         140                         126
6/28/96                                                    136                         120                         159
6/27/97                                                    195                         146                         214
6/26/98                                                    180                         117                         279
7/02/99                                                    157                         115                         342

* $100 Invested on 7/1/94 in Stock or Index - including reinvestment of dividends

RELATED PARTY TRANSACTIONS

     The Nominating Committee retained the firm of Heidrick & Struggles during fiscal 1999 to assist with the search for potential candidates for nomination to Avnet's Board of Directors. The fee paid to Heidrick & Struggles, in addition to certain expenses, was $60,000 for identifying Mr. Lawrence as a candidate for Board membership. J. Veronica Biggins, a member of the Nominating Committee, is a partner in the firm of Heidrick & Struggles. Ms. Biggins abstained from the Nominating Committee's vote to retain Heidrick & Struggles.

                              * * * * * * * * * *

              PROPOSAL TO AMEND 1994 AVNET INCENTIVE STOCK PROGRAM

     One of the purposes of the Annual Meeting is to consider and take action with respect to the adoption of an amendment to extend the 1994 Avnet Incentive Stock Program (the "Program") for an additional period of five years.

     The Program was adopted by Avnet's shareholders at Avnet's 1994 Annual Meeting of Shareholders. The Program provides that a maximum of 350,000 shares of Common Stock may be awarded and is scheduled to expire on December 31, 1999. To date, only 177,000 shares have been awarded under the Program, leaving 173,000 shares available for issuance. The proposed amendment would allow the Program to continue through December 31, 2004 and permit the unused 173,000 shares to be issued until the new proposed expiration date.

     The Program provides for awards of shares of Common Stock to selected employees of Avnet. Normally, awards are made (i) upon the achievement of goals tailored to the functions and responsibilities of individual participants or groups of participants, (ii) in recognition of results actually achieved in an immediate past fiscal period by individual participants or groups of participants and (iii) upon the individual participants' continuance in the employ of Avnet for a predetermined period. The major provisions of the Program are as follows:

     a. A maximum of 350,000 shares of Common Stock may be awarded. The proposed amendment would permit the unused balance of 173,000 shares to be issued through December 31, 2004.

     b. The shares delivered under the Program may be authorized and previously unissued shares of Common Stock or shares held in Avnet's treasury.

     c. The number of shares available for awards under the Program will be appropriately adjusted in the event of stock dividends, recapitalizations, split-ups, combinations of shares or like capital adjustments affecting the Common Stock.

     d. A Committee appointed by Avnet's Board of Directors and composed of three or more non-employee directors (currently the Executive Incentive and Compensation Committee) (the "Committee") will administer the Program and will have sole and full authority to construe the Program, to prescribe and amend rules and regulations relating thereto and to make all other determinations in the administration thereof.

     e. Restricted shares awarded under the Program which are subsequently forfeited may thereafter again be awarded under the Program.

     f. Until shares are delivered to the participant at the end of the vesting period specified in the award, the participant has no voting, dividend or other rights of a shareholder with respect to such shares.

     g. The Program is subject to amendment by Avnet's Board of Directors, except that no change or addition effected by the Board may, without shareholder approval, affect the composition or functioning of the Committee, increase the aggregate number of shares which may be awarded under the Program or extend the termination date thereof.

     h. The Program as amended will expire of December 31, 2004 unless earlier terminated by the Board of Directors.

ADMINISTRATION OF THE PROGRAM

     Subject to the terms of the Program, the Committee has plenary authority to
(a) fix the particular conditions which are to be satisfied or which will result in forfeiture in connection with each award of restricted shares, (b) establish the period or periods to which any such conditions relate, (c) select the Avnet employees to whom awards are to be made,
(d) determine the time or times when such awards and deliveries are made, (e) determine the number of shares to be awarded in each instance and (f) set any other terms appropriate to each award of restricted shares. A number of performance goals may be set by the Committee as the bases of awards of shares; any conditions to be fulfilled for the vesting and delivery of shares, on the other hand, are generally expected to relate to continuance in Avnet's employ for varying periods of time.

     It is anticipated that under the amended Program, as under the Program currently, the vesting and delivery of restricted shares will generally occur over a four-year period at the rate of 25% per year. Thus, each award of restricted shares to any participant who ceases to be employed by Avnet normally will become void as to any portion of such award not yet delivered at the date of the termination of employment, unless such termination results from death, eligible retirement or other cause acceptable to the Committee. The Committee has authority to deliver shares after an employee's termination of employment in connection with certain corporate dispositions by Avnet and has authority to accelerate delivery in its sole discretion.

     In recent years under the Program, the Committee has generally limited the value of aggregate awards to be based on a percentage of Avnet's pre-tax earnings. The Program sets no limit on the number of shares which may be awarded to any single employee or classification of employees, except for performance-based awards discussed below.

     Members of the Committee are not eligible to receive awards under the Program. In addition, (a) no award has been made or may be made to any director of Avnet who is not principally employed as an administrative, financial or operational employee of Avnet or one of its subsidiaries, and (b) not more than 50% of the total number of shares available for award under the Program have been allocated to officers of Avnet as a group. Currently, approximately 300 employees are participating in the Program, including all eleven executive officers.

     Section 162(m) of the Internal Revenue Code generally disallows a deduction to public corporations such as Avnet for annual compensation in excess of $1 million payable to executives of the company. Certain "performance-based" compensation is, however, excluded from the application to Section 162(m). To meet the criteria for "performance based" compensation, performance goals will be established for such senior executives at the beginning of the fiscal year. The performance goals will be based solely upon one or more of the following: earnings per share, gross revenues, pre-tax income, net income after taxes, market price of Avnet's Common Stock and return on equity. An award will be made in such cases only to the extent that such goals are met. The resulting award may be reduced, but not increased, by the Committee. Only executive officers of Avnet will be eligible to receive this specific performance-based compensation. In no event will an award of more than 10,000 shares be made to any one executive officer for any fiscal year.

     The following table sets forth information with respect to existing restricted Common Stock awards under the Program:

                                                               NO. OF SHARES        TOTAL NO. OF
                                                                AWARDED FOR      SHARES AWARDED AND
NAME AND PRINCIPAL POSITION                                    FISCAL 1999(1)    STILL RESTRICTED(2)
---------------------------                                    --------------    -------------------
Roy Vallee,................................................         3,000               7,346
  Chairman of the Board and Chief Executive Officer
Steven Church,.............................................         1,100               3,160
  Senior Vice President
Anthony DeLuca,............................................           828               2,099
  Senior Vice President
Brian Hilton,..............................................           800               1,100
  Senior Vice President
Charles Smith,.............................................           660               2,210
  Vice President
All executive officers as a group (11 persons, including
  those named above).......................................         9,728              24,448
All other employees, including current officers other than
  executive officers (approximately 289 persons)...........        27,772              69,200

---------------
(1) These awards were made on September 23, 1999 in respect of fiscal year 1999.

(2) Includes all the shares awarded for fiscal 1999 as shown in the left column, plus portions of awards made for fiscal years 1996 - 1998 which have not yet been delivered.

     On September 30, 1999, the closing price of a share of Common Stock for New York Stock Exchange composite transactions was $42.00.

VOTE REQUIRED FOR APPROVAL

     Under the New York Business Corporation Law, the affirmative vote of the holders of a majority of the votes duly cast at the Annual Meeting on this proposal is required for the adoption of the proposed amendment to the Program. In addition, under the rules of the New York Stock Exchange, the total vote cast on this proposal must represent over 50% in interest of all outstanding shares of Common Stock. Thus, shareholders who do not vote will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock are voted on this proposal. An abstention will not count as a "vote cast" for purposes of the Business Corporation Law but will count as a negative "vote cast" for purposes of the New York Stock Exchange vote requirement. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial owners at least 15 days before the Annual Meeting.

     A copy of the 1994 Avnet Incentive Stock Program, as amended, is not included in this Proxy Statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF AN AMENDMENT TO THE 1994 AVNET INCENTIVE STOCK PROGRAM.

                    PROPOSAL TO APPROVE AND ADOPT THE AVNET
                             1999 STOCK OPTION PLAN

     One of the purposes of the Annual Meeting is to consider and take action with respect to the approval and adoption of the 1999 Stock Option Plan (the "1999 Plan").

     On the basis of its experience with Avnet's prior stock option plans, the Board of Directors believes that the capacity to grant stock options to employees and non-employee directors assists in attracting high caliber personnel to Avnet and in inducing such personnel to remain with Avnet by virtue of the additional incentive to promote Avnet's success which results from the possession of options to purchase shares of Avnet's Common Stock. The Board has adopted the 1999 Plan and is requesting shareholder approval thereof so that Avnet may continue to have the flexibility to grant options to regular full-time employees of Avnet or its subsidiaries and non-employee directors of Avnet from time to time. The 1999 Plan also gives the Company the ability to grant stock options to (i) persons under consideration for employment by Avnet or its subsidiaries or persons employed by companies whose businesses Avnet may hereafter acquire, and (ii) persons employed or retained by Avnet or any of its subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet's securities (for purposes of the description of the 1999 Plan, the persons described in (i) and (ii) are included within the term "employee"). It is estimated that there are currently about 8,200 eligible persons who may be considered for the grant of options under the 1999 Plan.

     The material features of the 1999 Plan are as follows:

      1. A total of 2,000,000 shares of Avnet's Common Stock will be available for the grant of options under the 1999 Plan. The options granted may either be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("ISOs") or options which do not qualify as ISOs ("non-qualified options").

      2. Options granted can cover no more than 350,000 shares of Common Stock per person per calendar year.

      3. Both the aggregate number of shares covered by the 1999 Plan and the number of shares covered by individual options will be appropriately adjusted in the event of stock dividends, recapitalizations, split-ups or combinations of shares, or like capital adjustments affecting the Common Stock.

      4. The shares delivered upon exercise of options under the 1999 Plan may be authorized and previously unissued shares of Common Stock or issued shares held in Avnet's treasury.

      5. The 1999 Plan will be administered by the Executive Incentive and Compensation Committee of the Board of Directors (the "Committee") with respect to options it grants to employees and will be administered by Avnet's Board of Directors with respect to options it grants to non-employee directors. The Committee will have full authority to grant options and stock appreciation rights under the 1999 Plan to employees, and the Board of Directors will have full authority to grant options and stock appreciation rights to non-employee directors. The Committee and the Board of Directors each will have full authority to construe the 1999 Plan, to prescribe and amend rules and regulations relating thereto, and to make all other determinations in connection with their respective administration of the 1999 Plan.

      6. The purchase price per share of Common Stock upon the exercise of each ISO and non-qualified option granted under the 1999 Plan will be at least 100% and 85%, respectively, of the Fair Market Value per share of the Common Stock on the date such option is granted. The "Fair Market Value" of the Common Stock on any date will be the mean between the high and the low sales prices, as reported for New York Stock Exchange composite transactions on such date or, if such date is not a trading date, on the next preceding date for which trading is so reported. On October 4, 1999, the high and the low sales prices of a share of Common Stock for New York Stock Exchange composite transactions were $42.625 and $41.50. The purchase price is to be paid for in full in cash or, in the discretion of the Committee or the Board of Directors, as applicable, through the delivery of other shares of the Common Stock with a Fair Market Value equal to the total purchase price, or by a combination of cash and shares. Non-qualified options granted at less than Fair Market Value on the date of grant may only be granted in lieu of other compensation.

      7. Each option granted under the 1999 Plan will expire and cease to be exercisable after the day prior to the tenth anniversary of the date of grant thereof.

      8. Each option granted under the 1999 Plan will become exercisable (vest), in whole or in part, at such time or times during its ten-year term (including any time after the optionee's termination of employment with Avnet or termination of membership on its Board of Directors for any reason) as the Committee will determine (for an option it grants to an employee) or the full Board of Directors will determine (for an option it grants to a non-employee director) and as the option agreement evidencing such option will provide. However, the Committee or the Board of Directors may also, in its sole discretion, accelerate the vesting of any option it has previously granted, in whole or in part at any time, including in the event of a tender offer by any person, firm or corporation other than Avnet for 50% or more of Avnet's then outstanding Common Stock. It is presently anticipated that the standard vesting schedule will provide that options granted will not be exercisable until the first anniversary of the date of grant thereof, will thereafter become exercisable with respect to 25% of the number of shares subject to such option, and upon each succeeding anniversary of the date of grant will become exercisable on a cumulative basis with respect to an additional 25% of the number of shares subject thereto. To the extent that options granted under the 1999 Plan become exercisable, they may be exercised in whole at any time or in part from time to time prior to surrender, expiration or other termination of such options.

      9. Each option granted under the 1999 Plan that becomes exercisable will remain exercisable thereafter for such period of time before the expiration of its ten-year term (including any period after the optionee's termination of employment with Avnet or termination of membership on its Board of Directors for any reason) as the Committee will determine (for an option it grants to an employee) or the full Board of Directors will determine (for an option it grants to a non-employee director) and as the option agreement evidencing such option will provide.

     10. Shares subject to an option terminated under the provisions of the 1999 Plan (except as to terminations resulting from exercise of stock appreciation rights described below) may again be available for future grants of options under the 1999 Plan.

     11. The 1999 Plan will commence on November 22, 1999 if it is approved at the Annual Meeting and will terminate on November 21, 2009 (except as to options then outstanding thereunder), but may be terminated by the Board of Directors at any prior time.

     12. The Board of Directors of Avnet may amend any and all provisions of the 1999 Plan except that shareholder approval by a majority of the votes cast would be required for any amendment affecting the composition and functioning of the Committee, increasing the aggregate number of shares available for grants under the 1999 Plan, decreasing the minimum exercise price per share, extending the ten-year maximum period during which options will be exercisable, or extending the termination date of the 1999 Plan.

     Avnet will make no charge to income upon the granting or exercise of options under the 1999 Plan, except that, with respect to any non-qualified option bearing an exercise price per share which is less than the Fair Market Value per share of Common Stock on the particular date of grant, Avnet will record as deferred compensation expense the amount of the difference between the aggregate exercise price of such option and the aggregate Fair Market Value of the shares subject thereto at the date of grant. Such deferred compensation expense will be amortized over the vesting period following the grant of such option (the period during which the services of the particular optionee are expected to be rendered).

     The 1999 Plan provides that any or all options granted thereunder may, in the discretion of the Committee (with respect to options granted to employees) and may, in the discretion of Avnet's Board of

Directors (with respect to options granted to non-employee directors) be accompanied by stock appreciation rights. Stock appreciation rights may not, however, be granted except in tandem with an option simultaneously or previously granted under the 1999 Plan.

     Stock appreciation rights will be exercisable at such times, and subject to such conditions, as the Committee or the Board of Directors, as applicable, may prescribe at the time of granting such rights, provided that a stock appreciation right can only be exercised to the extent that the related option is itself exercisable. The exercise of stock appreciation rights will be deemed the surrender of the related option. Upon exercise of a stock appreciation right, the holder of such right will be entitled to receive shares of Common Stock or cash, or a combination of shares of Common Stock and cash, having a Fair Market Value at the date of exercise equal to the difference between (i) the aggregate exercise price of the portion of the related option which is being surrendered, and (ii) the Fair Market Value of the shares of Common Stock for which the stock appreciation right is being exercised.

     The Committee or the Board of Directors, as applicable, will have authority at any time to amend, suspend or terminate any stock appreciation right it previously granted.

     The utilization of stock appreciation rights will require an expense accrual by Avnet in each fiscal year for appreciation on the rights which it is anticipated will be exercised and will result in a surrender of related options. The amount of such accrual will be dependent upon the extent to which stock appreciation rights are granted and upon the amounts, if any, by which the Fair Market Value of the Common Stock from time to time exceeds the exercise prices provided for in related options.

FEDERAL TAX CONSEQUENCES OF THE 1999 PLAN

     Options granted under the 1999 Plan will be either ISOs or non-qualified options. For federal income tax purposes, assuming that the shares acquired by the holder of an ISO are not disposed of within two years from the date the option was granted or one year from the date the option was exercised, (i) Avnet receives no deduction either upon the grant or the exercise of an ISO or upon a subsequent sale of the shares by the optionee and (ii) the optionee realizes no income for tax purposes either at the time of the grant or exercise of the ISO. Instead, the optionee will realize income or loss only upon his or her subsequent sale of the option shares, and the optionee's income, in the amount of any excess of the sale price over the option exercise price, will be taxed as long-term capital gain. If, however, the shares are disposed of within either of the two periods mentioned above, the tax consequences for Avnet and the optionee will be essentially as described below for non-qualified options.

     The recipient of a non-qualified option will not realize any taxable income upon the grant of the option. Upon exercise of such option, the optionee will realize ordinary income in an amount generally measured by the excess, if any, of the Fair Market Value of the shares on the date of exercise over the option exercise price. Avnet will generally be entitled to a deduction in the same amount as the ordinary income realized by the optionee. Upon the sale of such shares, the optionee will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the Fair Market Value of the shares on the date of exercise.

     There will be no federal income tax consequences to either the employee or Avnet on the grant of a stock appreciation right or while the right remains outstanding. Upon the exercise of such right, the optionee will recognize ordinary income in an amount equal to the amount of cash and/or the Fair Market Value, at the date of such exercise, of the shares received by such optionee as a result of such exercise. Avnet will generally be entitled to a corresponding tax deduction.

     The payment of the option exercise price by delivery of Avnet Common Stock would constitute a non-taxable exchange by the optionee and would not affect the ISO status of the Common Stock issued upon the exercise of the option. However, if the Common Stock delivered in payment was previously acquired pursuant to the exercise of an ISO and had not been held for the requisite period, the exchange would constitute a premature disposition for purposes of the ISO holding period requirements. The tax consequences to Avnet resulting from the payment of the option exercise price by the delivery of Common Stock will generally be the same as the consequences when payment is made in cash as described above.

VOTE REQUIRED FOR APPROVAL

     Under the New York Business Corporation Law, the affirmative vote of the holders of a majority of the votes duly cast at the Annual Meeting on this proposal is required for the adoption of the 1999 Plan. In addition, under the rules of the New York Stock Exchange, the total vote cast on this proposal must represent over 50% in interest of all outstanding shares of Common Stock. Thus, shareholders who do not vote will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock are voted on this proposal. An abstention will not count as a "vote cast" for purposes of the Business Corporation Law but will count as a negative "vote cast" for purposes of the New York Stock Exchange vote requirement. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial owners at least 15 days before the Annual Meeting.

     A copy of the 1999 Plan is not included in this Proxy Statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AVNET 1999 STOCK OPTION PLAN.

INFORMATION AS TO ACCOUNTING AND AUDITING

     One of the purposes of the Annual Meeting is to consider and take action with respect to ratification of the appointment by Avnet's Board of Directors of Arthur Andersen LLP as independent public accountants to audit the books of Avnet for the fiscal year ending June 30, 2000. Arthur Andersen LLP has been regularly employed by Avnet since January 2, 1991 to examine its books and accounts and for other purposes. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock is required to ratify the appointment of Arthur Andersen LLP as Avnet's independent public accountants.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

                                    GENERAL

     Avnet's Annual Report to its Shareholders for the fiscal year ended July 2, 1999, including financial statements, was mailed commencing on September 30, 1999 to shareholders of record on September 20, 1999 and subsequently to persons who became shareholders of record up to and including the October 4, 1999 record date for the Annual Meeting.

     The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and regular employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated therefor. Georgeson & Company, Inc. has been engaged by Avnet to solicit proxies relating to the Annual Meeting, by telephone and mail, from holders of shares of Avnet's Common Stock and to perform certain other procedures relating to the solicitation of proxies. The cost of the services to be performed by Georgeson & Company, Inc. is approximately $7,500 plus out-of-pocket expenses estimated at approximately $5,000. In addition, Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this proxy statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                              2000 ANNUAL MEETING

     Each year, Avnet's Board of Directors confirms the date, in November or December, selected for the next Annual Meeting of Shareholders pursuant to
Section 4 of Avnet's By-Laws. While it is too early to have selected the date for the 2000 Annual Meeting, any shareholder who decides to present a proposal for action at the 2000 Annual Meeting should take note that his or her proposal must be received by Avnet on or before 5:00 PM on June 15, 2000, in order to be considered for inclusion in Avnet's Proxy Statement and form of Proxy relating to the 2000 Annual Meeting. In addition, if at the 2000 Annual Meeting, a shareholder makes a proposal which is not included in the Company's proxy statement, the form of proxy issued with the Company's proxy statement may confer discretionary authority to vote for or against such shareholder proposal, unless the shareholder proponent shall have given the Secretary of the Company notice of such proposal prior to August 29, 2000, and certain other conditions provided for in the rules of the Securities and Exchange Commission are satisfied.

AVNET WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JULY 2, 1999 TO EACH SHAREHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO: AVNET, INC., 2211 SOUTH 47TH STREET, PHOENIX, ARIZONA 85034 ATTENTION: RAYMOND SADOWSKI, CHIEF FINANCIAL OFFICER.

                                          AVNET, INC.

                                          DAVID R. BIRK
                                          Secretary
Dated: October 13, 1999

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                                   AVNET, INC.
                         Annual Meeting of Shareholders
                            Monday, November 22, 1999


                       YOUR VOTING CARD IS ATTACHED BELOW.

   You may vote through the Internet, by telephone or by conventional mail.

       Please read the other side of this card carefully for instructions.

                How ever you decide to vote, your representation

          at the Annual Meeting of Shareholders is important to Avnet.



--------------------------------------------------------------------------------

                   AVNET, INC. -- PROXY FOR ANNUAL MEETING OF
                        SHAREHOLDERS ON NOVEMBER 22, 1999
                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of AVNET, INC. (the "Company") hereby constitutes and appoints Roy Vallee and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at 9:30 a.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, on November 22, 1999, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side, with respect to the election of directors, the adoption of an amendment to the 1994 Avnet Incentive Stock Program, the adoption of the Avnet 1999 Stock Option Plan and ratification of the appointment of independent public accountants, BUT, IF NO INSTRUCTION IS GIVEN ON THE REVERSE SIDE, TO VOTE FOR THE ELECTION OF TEN DIRECTORS, FOR THE ADOPTION OF AN AMENDMENT TO THE 1994 AVNET INCENTIVE STOCK PROGRAM, FOR THE ADOPTION OF THE AVNET 1999 STOCK OPTION PLAN, AND FOR THE RATIFICATION OF SUCH APPOINTMENT, and (ii) to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated October 13, 1999 relating to the Annual Meeting of Shareholders to be held November 22, 1999.

                    (CONTINUED - TO BE SIGNED ON REVERSE SIDE)

                                                     AVNET, INC.
                                                     P.O. Box 11092
                                                     New York, NY 10203-0092

                                   AVNET, INC.

To Vote through the Internet:

-        Visit our electronic voting website on the Internet:
         http://proxy.shareholder.com/ava

- Enter your "control number" in the on-screen box, then click on "Submit." Your control number is printed below.

-        Follow the on-screen instructions.

- When you finish, review your vote. If the on-screen confirmation is correct, click again on "Submit" to register your vote.

To Vote by Telephone:

- Call our toll-free number from any Touch-Tone telephone in the United States or Canada: 1-800-650-4226.

-        When prompted, enter your "control number," followed by the # sign.
         Your control number is printed below.

-        Follow the recorded instructions.

- When you finish, you will hear a recorded recap. If it is correct, press "2" to register your vote.

To Vote by Mail:

-        Mark, sign and date the voting card which is attached below.

- Return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window.

IF YOU CHOOSE TO VOTE YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


                                 800-650-4226
                            CALL TOLL-FREE TO VOTE

                           ________________________
                                CONTROL NUMBER
                        FOR TELEPHONE/INTERNET VOTING

  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE TELEPHONE OR INTERNET
-------------------------------------------------------------------------------


(a) ELECTION of 10 DIRECTORS to serve for the ensuing year: E. Baum, J.V. Biggins, J.F. Caligiuri, L.W. Clarkson, E. Houminer, J.A. Lawrence, S.J. Nuzzo, F. Salerno, R. Vallee, and F.S. Wood

         FOR ALL NOMINEES [  ]             WITHHOLD AUTHORITY [  ]
         LISTED ABOVE                      TO VOTE FOR
         (except as named                  ALL NOMINEES
          to the contrary)                 LISTED ABOVE

INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------

(b)      ADOPTION OF AN AMENDMENT TO THE 1994 AVNET INCENTIVE STOCK PROGRAM.

         FOR [ ]                AGAINST [ ]                ABSTAIN [ ]


(c)      ADOPTION OF THE AVNET 1999 STOCK OPTION PLAN.

         FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

(d) RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

         FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

(e) Transaction of such other business as may properly come before the Meeting or any adjournment(s) thereof.


Signature should correspond with the stenciled name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.

                                       Dated: _______________________ , 1999


                                              _______________________ (L.S.)

                                              _______________________ (L.S.)


         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

              VOTES MUST BE INDICATED BY (X) IN BLACK OR BLUE INK.  [X]


------------------------------------------------------------------------------
                              PLEASE DETACH HERE
YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE
                              ENCLOSED ENVELOPE

                                   AVNET, INC.

                             1999 STOCK OPTION PLAN


                                    ARTICLE I

                               PURPOSE OF THE PLAN

         The Avnet, Inc. 1999 Stock Option Plan is intended to advance the interests of the Company by assisting Avnet and its Subsidiaries in attracting high caliber persons to serve as Eligible Employees and Non-Employee Directors, and in inducing such persons to remain as Eligible Employees and Non-Employee Directors, by virtue of the additional incentive to promote the Company's success which results from the possession of options to purchase shares of Avnet's Common Stock.

                                   ARTICLE II

                                   DEFINITIONS

         The following words and phrases used herein shall, unless the context otherwise indicates, have the following meanings:

         1. "Avnet" shall mean Avnet, Inc.

         2. "Board of Directors" and "Director" shall mean, respectively, the Board of Directors of Avnet and any member thereof.

         3. "Committee" shall mean the Executive Incentive and Compensation Committee of the Board of Directors, which Committee shall consist of three or more Non-Employee Directors appointed by the Board of Directors.

         4. "Company" shall mean Avnet and all its Subsidiaries.

         5. "Eligible Employee" shall mean any regular full-time employee of Avnet or of any of its Subsidiaries (including any Director who is also such a regular full-time employee), and may include, in appropriate circumstances relating to the granting of Options and Stock Appreciation Rights hereunder, any person who is under consideration for employment by the Company and any person employed by a business which is then to be acquired by Avnet. The term "Eligible Employees" shall also include any person employed or retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet's securities.

         6. "Fair Market Value" when used with respect to a particular date, shall mean the average of the high and low sale prices (as reported for New York Stock Exchange Composite Transactions) at which shares of the Stock shall have been sold on such date or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported.

         7. "Non-Employee Director" shall mean a Director who is not an Eligible Employee.

         8. "Option" shall mean any option granted or held pursuant to the provisions of this Plan.

         9. "Option Agreement" shall mean the agreement evidencing any Option granted hereunder, including any addendum thereto relating to Stock Appreciation Rights, which agreement shall be in such form as prescribed or approved by the Committee (in the case of an Option Agreement with an Eligible Employee) or by the Board of Directors (in the case of an Option Agreement with a Non-Employee Director).

         10. "Optionee" shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part, has not been surrendered for complete termination and has not expired or terminated, and shall include any Successor Optionee.

         11. "Plan" shall mean the Avnet, Inc. 1999 Stock Option Plan, as set forth herein and as amended from time to time.

         12. "Stock" shall, subject to the anti-dilution provisions set forth in
Article VIII hereof, mean the Common Stock of Avnet, as presently constituted.

         13. "Stock Appreciation Right" or "SAR" shall mean any right granted under this Plan which entitles an Optionee to receive (a) shares of Stock having a Fair Market Value at the date of exercise of such SAR, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the related Option which is being surrendered for termination and the Fair Market Value at such date of the shares of Stock for which such SAR is being exercised. An SAR may be granted by the Committee with respect to any Option simultaneously or previously granted under this Plan to an Eligible Employee, and an SAR may be granted by the Board of Directors with respect to any Option simultaneously or previously granted under this Plan to a Non-Employee Director; and, when granted, may be granted by the Committee or the Board of Directors upon such terms and subject to such conditions as the Committee or the Board of Directors may in its discretion prescribe or approve; provided that an SAR shall only be exercisable by the Optionee to whom such SAR was initially granted.

         14. "Subsidiary" shall mean any corporation 51% of the total combined voting power of all classes of capital stock of which shall at the time in question be owned by Avnet and/or any of its subsidiaries.

         15. "Successor Optionee" shall mean any person who, under the provisions of Article V hereof, shall have acquired from an Optionee the right to exercise any Option.

                                   ARTICLE III

                          SHARES RESERVED FOR THE PLAN

         1. Subject to the anti-dilution provisions set forth in Article VIII hereof, the maximum number of shares of Stock which may be delivered by Avnet pursuant to the exercise of Options and/or Stock Appreciation Rights shall be 2,000,000. At no time shall there be outstanding Options for the purchase of more than 2,000,000 shares of Stock (subject to said anti-dilution provisions) less the aggregate of the number of shares of Stock previously delivered pursuant to the exercise of Options and the number of shares of Stock previously covered by Options terminated upon surrender in connection with the exercise of Stock Appreciation Rights.

         2. The shares of Stock subject to Options and Stock Appreciation Rights may consist of authorized but unissued shares of Stock and/or shares of Stock held in the treasury of Avnet.

         3. If any Option shall be surrendered and terminated or for any other reason shall terminate or expire, whether in whole or in part (except for terminations in connection with exercises of Stock Appreciation Rights), the number of shares of Stock covered by such Option immediately prior to such termination or expiration shall thereupon be added to the number of shares of Stock otherwise available for further grants of Options and Stock Appreciation Rights hereunder.

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

         1. This Plan shall be administered by the Committee with respect to Options and SARs granted to Eligible Employees, and shall be administered by the Board of Directors with respect to Options and SARs granted to Non-Employee Directors. The Committee and the Board of Directors each shall have full and exclusive power to construe and interpret the Plan, and to establish and amend rules and regulations for the administration of the Plan, in connection with Options and SARs granted to the persons within their respective spheres of administrative responsibility as provided in the preceding sentence.

         2. In addition to paragraph 1 of this Article IV (and without limiting the generality thereof), the Committee shall have plenary authority (subject to the provisions of Articles II, III, V and VI hereof) in its discretion to determine the time or times at which Options and/or Stock Appreciation Rights shall be granted to Eligible Employees, the Eligible Employees to whom Options and/or Stock Appreciation Rights shall be granted, the number of shares of Stock to be covered by each such Option and/or Stock Appreciation Right, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Option and/or Stock Appreciation Right may be exercised. The granting of Options and/or Stock Appreciation Rights by the Committee shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Option Agreement with an Eligible Employee shall similarly be within the discretion of the Committee; and nothing in this Plan shall be deemed to give any Eligible Employee any right to receive Options and/or Stock Appreciation Rights. Without limiting the generality of the foregoing, the Committee, in its discretion, may grant Options to any Eligible Employee upon such terms and conditions as may be necessary for such Options to qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

         2a. In addition to paragraph 1 of this Article IV (and without limiting the generality thereof), the Board of Directors shall have plenary authority (subject to the provisions of Articles II, III, V and VI hereof) in its discretion to determine the time or times at which Options and/or Stock Appreciation Rights shall be granted to Non-Employee Directors, the Non-Employee Directors to whom Options and/or Stock Appreciation Rights shall be granted, the number of shares of Stock to be covered by each such Option and/or Stock Appreciation Right, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Option and/or Stock Appreciation Right may be exercised; provided that the members of the Committee shall abstain from participating in any action taken by the Board of Directors with respect to Options and/or Stock Appreciation Rights granted or to be granted to any such members. The granting of Options and/or Stock Appreciation Rights by the Board of Directors shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Option Agreement with a Non-Employee Director shall similarly be within the discretion of the Board of Directors; and nothing in this Plan shall be deemed to give any Non-Employee Director any right to receive Options and/or Stock Appreciation Rights.

         3. The Committee is also specifically authorized, in the event of a public solicitation, by any person, firm or corporation other than Avnet, of tenders of 50% or more of the then outstanding Stock (known conventionally as a "tender offer"), to accelerate exercisability of any or all Options and any or all of the related Stock Appreciation Rights held by Optionees then employed as an Eligible Employee, so that such Options and Stock Appreciation Rights will immediately become exercisable in full; provided that such accelerated exercisability shall continue in effect only until expiration, termination or withdrawal of such "tender offer", whereupon such Options and related Stock Appreciation Rights will be (and continue thereafter to be) exercisable only to the extent that they would have been exercisable if no such acceleration of exercisability had been authorized.

         3a. The Board of Directors is also specifically authorized, in the event of a tender offer, by any person, firm or corporation other than Avnet, for 50% or more of the then outstanding Stock, to accelerate exercisability of any or all Options and any or all of the related Stock Appreciation Rights held by Optionees then serving as Non-Employee Directors, so that such Options and/or Stock Appreciation Rights will immediately become exercisable in full; provided that such accelerated exercisability shall continue in effect only until expiration, termination or withdrawal of such 'tender offer,' whereupon such Options and related Stock Appreciation Rights will be (and continue thereafter to be) exercisable only to the extent they would have been exercisable if no such acceleration of exercisability had been authorized.

         4. A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision, or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

         5. The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Plan, which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

                                    ARTICLE V

                        AWARD AND MODIFICATION OF OPTIONS

         1. Options may be granted by the Committee to Eligible Employees, and may be granted by the Board of Directors to Non-Employee Directors, from time to time in their discretion prior to November 21, 2009 or the earlier termination of the Plan as provided in Article IX.

         2. During the period when any Option granted by the Committee to an Eligible Employee is outstanding, the Committee may, for such consideration (if any) as may be deemed adequate by it and with the prior consent of the Optionee, modify the terms of such Option, including the purchase price, with respect to the unexercised portion thereof. During the period when any Option granted by the Board of Directors to a Non-Employee Director is outstanding, the Board of Directors may, for such consideration (if any) as may be deemed adequate by it and with the prior consent of the Optionee, modify the terms of the Option, including the purchase price, with respect to the unexercised portion thereof.

         3. The price per share at which Stock subject to any Option may be purchased shall be determined by the Committee (in the case of any Option granted to an Eligible Employee) or by the Board of Directors (in the case of any Option granted to a Non-Employee Director) at the time such Option is granted, but shall be no less than 85% of the Fair Market Value of the Stock at the date of the granting thereof; provided, however, (i) that the purchase price per share of Stock shall in no event be less than the par value per share of the Stock and (ii) Options whose purchase price per share on exercise is less than 100% of the Fair Market Value at the date of the granting thereof may be granted only in lieu of a reasonable amount of cash compensation.

         4. The term of each Option granted under the Plan shall be such period of time as the Committee (in the case of an Option granted to an Eligible Employee) or the Board of Directors (in the case of an Option granted to a Non-Employee Director) shall determine but in no event shall an Option be exercisable after the day prior to the tenth anniversary of the granting thereof. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the applicable Option Agreement, each Option granted under the Plan shall expire at the end of its term. Notwithstanding any other provision in this Plan to the contrary, no Option granted hereunder may be exercised after the expiration of its term.

         5. Each Option granted under the Plan shall become exercisable, in whole or in part, at such time or times during its term as the Option Agreement evidencing the grant of such Option shall specify; provided, however, that the exercisability of any Option may be accelerated in whole or in part, at any time, by the Committee (in the case of an Option granted to an Eligible Employee) or by the Board of Directors (in the case of an Option granted to a Non-Employee Director). Each Option granted under the Plan that has become exercisable pursuant to the preceding sentence shall remain exercisable thereafter for such period of time prior to the expiration of its term (including during any period subsequent to the Optionee's termination of employment with the Company for any reason, if the Optionee is an Eligible Employee, or subsequent to the Optionee's ceasing to be a Director for any reason, if the Optionee is a Non-Employee Director) as the Option Agreement evidencing the grant of such Option shall provide. An Option may be exercised, at any time or from time to time during its term, as to any or all shares as to which the Option has become and remains exercisable.

         6. The aggregate number of shares of Stock with respect to which Options may be granted hereunder to any Optionee in any calendar year may not exceed 350,000.

         7. Except as may otherwise be provided in the Option Agreement evidencing the grant of any Option hereunder, the Option so granted shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution upon the death of such Optionee, nor shall any Option be exercisable during the lifetime of the Optionee except by such Optionee.

                                   ARTICLE VI

                            STOCK APPRECIATION RIGHTS

         1. Stock Appreciation Rights may be granted to Eligible Employees in the discretion of the Committee and to Non-Employee Directors in the discretion of the Board of Directors, upon such terms and conditions as the Committee or the Board of Directors may prescribe. Each SAR shall be granted in connection with and shall relate to all or part of a specific Option simultaneously or previously granted under the Plan. In the discretion of the Committee or the Board of Directors, an SAR may be granted at any time prior to the exercise, expiration or termination of the Option related thereto, and may be modified at any time the related Option is modified.

         2. Upon exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive (a) shares of Stock having a Fair Market Value at the date of exercise, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the related Option which is being surrendered for termination and the Fair Market Value at such date of the shares of Avnet's Common Stock for which such SAR is being exercised.

         3. Each Stock Appreciation Right granted to an Eligible Employee shall be exercisable on such dates or during such periods as may be determined by the Committee, and each Stock Appreciation Right granted to a Non-Employee Director shall be exercisable on such dates or during such periods as may be determined by the Board of Directors, provided that no SAR shall be exercisable at a time when the Option related thereto could not be exercised nor may it be exercised with respect to a number of shares in excess of the number for which such Option could then be exercised.

         4. A Stock Appreciation Right may be exercised only upon surrender by the Optionee, for termination, of the portion of the related Option, which is then exercisable to purchase the number of shares for which the Stock Appreciation Right is being exercised. Shares covered by the terminated Option or portion thereof shall not be available for further grants of Options under the Plan.

         5. The Committee may impose any other conditions upon the exercise of Stock Appreciation Rights granted to Eligible Employees, and the Board of Directors may impose any other conditions upon the exercise of Stock Appreciation Rights granted to Non-Employee Directors, which conditions may include a condition that any particular SARs or any class of SARs may only be exercised in accordance with rules adopted by the Committee or the Board of Directors, as appropriate, from time to time. Such rules may govern the right to exercise SARs granted prior to the adoption or amendment of such rules as well as SARs granted thereafter.

         6. The Committee or the Board of Directors may at any time amend, terminate or suspend any Stock Appreciation Right theretofore granted by it under this Plan, provided that the terms of any SAR after any amendment shall conform to the provisions of the Plan. Each SAR shall terminate and cease to be exercisable upon the termination (other than a termination required in connection with exercise of the SAR) or expiration of the Option related thereto.

                                   ARTICLE VII

                         ADDITIONAL TERMS AND PROVISIONS

         1. The Committee or the Board of Directors shall, promptly after the granting of any Option or Stock Appreciation Right or the modification of any outstanding Option or SAR, cause such Optionee to be notified of such action and shall cause Avnet to deliver to such Optionee an Option Agreement (which Option Agreement shall be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) evidencing the Option so granted or modified and the terms and conditions thereof and including (when appropriate) an addendum evidencing the SAR so granted or modified and the terms and conditions thereof.

         2. The date on which the Committee or the Board of Directors approves the granting of any Option or Stock Appreciation Right, or approves the modification of any outstanding Option or SAR, shall be deemed the date on which such Option or SAR is granted or modified, regardless of the date on which the Option Agreement evidencing the same is executed.

         3. To the extent that any Option or Stock Appreciation Right shall have become exercisable as provided in Article V or Article VI above, such Option or SAR may be exercised by the Optionee at any time and from time to time by written notice to Avnet stating the number of shares of Stock with respect to which such Option or SAR is being exercised, accompanied (as to an Option exercise) by payment in full therefor as prescribed below and (as to an SAR exercise) by an instrument effecting surrender for termination of the relevant portion of the Option related thereto. As soon as practicable after receipt of such notice, Avnet shall, without requiring payment of any transfer or issue tax by the Optionee, deliver to the Optionee, at the principal office of Avnet (or such other place as Avnet may designate), a certificate or certificates representing the shares of Stock acquired upon such exercise; provided, however, that the date for any such delivery may be postponed by Avnet for such period as it may require, in the exercise of reasonable diligence (a) to register the shares of Stock so purchased (together with any part or all of the balance of the shares of Stock which may be delivered pursuant to the exercise of Options and/or Stock Appreciation Rights) under the Securities Act of 1933, as amended, and/or to obtain the opinions of counsel referred to in clauses (B) and (E) of paragraph 7 below, and (b) to comply with the applicable listing requirements of any national securities exchange or with any other requirements of law. If any Optionee shall fail to accept delivery of all or any part of the shares of Stock with respect to which such Option or SAR is being exercised, upon tender thereof, the right of such Optionee to exercise such Option and the related SAR, or to exercise such SAR and the related Option, with respect to such unaccepted shares may, in the discretion of the Committee (in the case of an Option granted to an Eligible Employee) or the Board of Directors (in the case of an Option granted to a Non-Employee Director), be terminated. For purposes of this paragraph 3, payment upon exercise of an Option may be made (i) by check (certified, if so required by Avnet) in the amount of the aggregate exercise price of the portion of the Option being exercised, or (ii) in the form of certificates representing shares of Stock (duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by Avnet) having a Fair Market Value, at the date of receipt by Avnet of such certificates and the notice above mentioned, equal to or in excess of such aggregate exercise price, or (iii) by a combination of check and certificates for shares of Stock.

         4. Notwithstanding paragraph 3 of this Article VII, upon each exercise of an Option, the Optionee shall pay to Avnet an amount required to be withheld under applicable income tax laws in connection with such exercise. An Optionee may, in the discretion of the Committee and subject to any rules as the Committee may adopt (in the case of an Optionee who was an Eligible Employee on the date of grant), or in the discretion of the Board of Directors and subject to such rules as the Board of Directors may adopt (in the case of an Optionee who was a Non-Employee Director on the date of grant), elect to satisfy such obligation, in whole or in part, by having Avnet withhold shares of Stock having a Fair Market Value equal to the amount required to be so withheld. For purposes of the foregoing, the Fair Market Value of a share of Stock shall be its Fair Market Value on the date that the amount to be withheld is determined. An Optionee shall pay Avnet in cash for any fractional share that would otherwise be required to be withheld.

         5. The Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or continuance of membership on the Board of Directors, nor shall it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time.

         6. No Optionee shall acquire or have any rights as a shareholder of Avnet by virtue of any Option or any SAR until the certificates representing shares of Stock issued pursuant to the exercise of such Option or SAR are delivered to such Optionee in accordance with the terms of the Plan.

         7. While it is Avnet's present intention to register under the Securities Act of 1933, as amended, the shares of Stock which may be delivered pursuant to the exercise of Options and/or Stock Appreciation Rights granted under the Plan, nevertheless, any provisions in this Plan to the contrary notwithstanding, Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the exercise of any Option or any SAR unless (A) (i) such shares have at the time of such exercise been registered under the Securities Act of 1933, as amended, (ii) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under said Act, and (iii) there is available at the time of such exercise a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a)(3) of said Act, or
(B) Avnet shall have received from its counsel an opinion that registration of such shares under said Act is not required, (C) such shares are at the same time of such exercise, or upon official notice of issuance will be, listed on each national securities exchange on which the Stock is then listed, (D) the prior approval of such sale has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent to service of process in any State), and (E) Avnet shall have received an opinion from its counsel with respect to compliance with the matters set forth in clauses (A), (C), and (D) above.

                                  ARTICLE VIII

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         1. In the event that the Stock shall be split up, divided or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Common Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term "Stock" as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split up, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise of Options and/or Stock Appreciation Rights (as specified in paragraph 1 of Article III hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding, shall be correspondingly adjusted. In the event that any dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise of Options and/or Stock Appreciation

Rights (as specified in paragraph 1 of Article III hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding, shall be increased by the percentage which the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately prior to the payment of such dividend.

         2. In the event that the Stock shall be split up, divided or otherwise reclassified or exchanged as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options, and the aggregate number of shares of Stock with respect to which Options may be granted to any Optionee in any calendar year (as specified in paragraph 6 of Article V hereof), shall be correspondingly adjusted.

         3. Anything in this Article VIII to the contrary notwithstanding, in the event that, upon any adjustment made in accordance with paragraph 1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Option or Stock Appreciation Right then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the Optionee holding such Option or SAR shall become entitled neither to purchase the same nor to receive cash or scrip in payment therefor or in lieu thereof.

                                   ARTICLE IX

                      AMENDMENT OR TERMINATION OF THE PLAN

         1. The Plan shall automatically terminate on November 21, 2009, unless it is sooner terminated pursuant to paragraph 2 below.

         2. The Board of Directors may amend the Plan from time to time as the Board may deem advisable and in the best interests of Avnet and may terminate the Plan at any time (except as to Options and Stock Appreciation Rights then outstanding hereunder); provided, however, that unless approved by the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Avnet duly called and held for that purpose, no amendment to the Plan shall be adopted which shall (a) affect the composition or functioning of the Committee, (b) increase the aggregate number of shares of Stock which may be delivered pursuant to the exercise of Options and SARs, (c) increase the aggregate number of shares of Stock with respect to which Options may be granted to any Optionee during any calendar year, (d) decrease the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options, or (e) extend the ten year maximum period within which an Option is exercisable, or the period within which an SAR is exercisable, or the termination date of the Plan.

                       1994 AVNET INCENTIVE STOCK PROGRAM


                                   ARTICLE I

                             PURPOSE OF THE PROGRAM

         This incentive stock program is intended to supplement existing incentives for personnel employed or retained by the Company. Such purpose is to be accomplished through the allocation of shares of Avnet, Inc. Stock for delivery (i) upon the achievement of goals tailored to the functions and responsibilities of individual employees or groups of employees, (ii) in recognition of results actually achieved in an immediate past fiscal period by individual employees or groups of employees and (iii) upon the individual employees' continuance in the employ of the Company for a pre-determined period of time.

                                   ARTICLE II

                                   DEFINITIONS

         The following words and phrases used herein shall, unless the context otherwise indicates, have the following meanings:

         1. "Board of Directors" and "Director" shall mean, respectively, the Board of Directors of Avnet, Inc. and any member thereof.

         2. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         3. "Committee" shall mean a committee charged with administering this Program, which Committee shall (i) be appointed by the Board of Directors, and
(ii) consist of three or more non-employee Directors, none of whom is eligible or at any time has been eligible to participate in allocations of Shares under this Program, and each of whom shall meet the requirements of an "outside director" under Section 162(m) of the Code.

         4. "Company" shall mean Avnet, Inc. and all of its Subsidiaries.

         5. "Eligible Employee" shall mean any regular full-time employee of the Company (including any Director who is also such a regular full-time employee).

         6. "Executive Officer" shall mean any Eligible Employee who is an executive officer of the Company.

         7. "Participant" shall mean an Eligible Employee who is awarded Shares under this Program.

         8. "Program" shall mean the 1994 Avnet Incentive Stock Program, as herein set forth and as amended from time to time.

         9. "Shares" shall mean shares of Stock.

         10. "Stock" shall mean the common stock of Avnet, Inc., as presently constituted.

         11. "Subsidiary" shall mean any corporation 80% of the total combined voting power of all classes of capital stock of which shall at the time in question be owned by Avnet, Inc. and any of its Subsidiaries.

                                   ARTICLE III

                         SHARES RESERVED FOR THE PROGRAM

         1. The maximum number of Shares which may be awarded to Eligible Employees under this Program shall be 350,000 Shares as presently constituted. In the event of any change in the kind or number of outstanding Shares by reason of a stock dividend, recapitalization, split-up, combination of Shares or like capital adjustment, such 350,000 Share total shall be appropriately adjusted by the Committee, whose determination in that regard shall be conclusive.

         2. The Shares awarded under this Program may, in the discretion of the Committee and with the consent of the Board of Directors, consist of authorized but unissued Shares or Shares held in the treasury of Avnet, Inc.

         3. Any Shares which are awarded for delivery hereunder, but which are forfeited prior to such delivery, may thereafter again be awarded to Eligible Employees hereunder.

                                   ARTICLE IV

                          ADMINISTRATION OF THE PROGRAM

         1. This Program shall be administered by the Committee, which shall have the sole authority and full power to construe and interpret the Program, to establish, construe, amend and rescind rules and regulations for its administration and to make all other determinations necessary or advisable for administering this Program.

         2. A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held. The determination of the Committee with respect to any matter committed to its discretion in this Program shall be conclusive.

         3. The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Program, which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

                                    ARTICLE V

                          AWARD AND DELIVERY OF SHARES

         1. At the end of each fiscal year of Avnet, Inc., the Committee shall select the Eligible Employees to whom an award of Shares shall be made. The Committee shall have the authority, to be exercised in its sole discretion, to determine (i) whether any particular Eligible Employee shall be selected to receive an award, (ii) the number of Eligible Employees to be selected to receive awards, and (iii) the number of Shares to be included in each award.

         2. At the time an award of Shares is made, the Committee may establish a period of time (the "Vesting Period") applicable to such award, which Vesting Period shall not be more than ten years. Each award of Shares may have a different Vesting Period, and different portions of the award may have different Vesting Periods. The Committee may, in its sole discretion, at the time an award is made, prescribe those events (including, without limitation, the termination of such Participant's employment) the occurrence of which during the Vesting Period shall result in the complete or partial forfeiture of the award of Shares.

         3. Upon the expiration of the applicable Vesting Period, without the occurrence of an event of forfeiture, a stock certificate or certificates representing the number of Shares which have vested shall be registered in the name of the Participant and shall be delivered, free and clear of all restrictions, except any that may be imposed by law, to the Participant or, if the Participant has died, to the Participant's beneficiary or estate as the case may be.

         4. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive the occurrence of an event of forfeiture or accelerate the vesting and delivery of Shares under an award.

         5. The Board of Directors or the Executive Committee thereof shall from time to time take all necessary action to the end that all Shares delivered under this Program shall have been validly issued and shall be fully paid and non-assessable.

                                   ARTICLE VI

                                QUALIFIED AWARDS

         1. At the beginning of each fiscal year, the Committee shall determine which, if any, Executive Officers, to whom it may award Shares pursuant to this Program, is likely to be a "covered employee" having "applicable employee remuneration" (including Shares delivered under this Program) materially in excess of $1 million in any taxable year of the Company with the result that
Section 162(m) of the Code is likely to apply to the delivery of all or a material portion of any Shares which the Committee may award to such Executive Officer with respect to such fiscal year.

         2. If the Committee in its sole discretion determines that there are one or more such Executive Officers (the "Restricted Executives"), then the Committee shall, for each such Restricted Executive, set performance goals in writing, based on one or more objective criteria applicable to the Company, chosen from the following:

                  (i)               earnings per share,
                  (ii)              gross revenues,
                  (iii)             pre-tax income,
                  (iv)              net income after taxes,
                  (v)               market price of the Shares, and
                  (vi)              return on equity.


The objective criteria chosen pursuant to this paragraph 2 are hereinafter called the "Performance Goal." The Performance Goal need not be the same for each Restricted Executive. The Performance Goal must be fixed by the Committee at a time when satisfaction of the Performance Goal is substantially uncertain, and no later than 90 days after the commencement of the fiscal year to which the Performance Goal relates, or, if the period of service to which the Performance Goal relates is less than the entire fiscal year, before 25% of the period of service has elapsed.

         3. The Committee shall determine, at the time the Performance Goal is set, the number of Shares that will be awarded to a Restricted Executive if (or to the extent that) the Performance Goal is achieved. Prior to the award of Shares to a Restricted Executive, the Committee shall certify in writing that the Performance Goal has been satisfied. An award pursuant to this Article is hereinafter called a "Qualified Award." The Committee shall have the discretion to reduce, but not to increase, the number of Shares payable pursuant to a Qualified Award.

         4. The number of Shares awarded to a Restricted Executive with respect to any fiscal year shall in no event exceed 10,000 Shares.

         5. Except as specifically provided in this Article, Qualified Awards are subject to the general provisions of this Program.

         6. Uncapitalized terms used in this Article in quotation marks have the meanings assigned to them under Section 162(m) of the Code. The provisions of this Article are intended to assure that Shares delivered pursuant to Qualified Awards qualify for the performance-based compensation exception of Section 162(m)(4)(C) of the Code, and the Program and this Article should be interpreted consistently therewith, and no amendment shall be made to the Program which would have the effect of disqualifying previously-made Qualified Awards for such exception.

                                   ARTICLE VII

                            AMENDMENT OF THE PROGRAM

         At any time and from time to time until this Program shall have terminated, the Board of Directors may amend the Program as the Board may deem advisable and in the best interests of the Company and may terminate the Program at any time provided, however, that unless approved by the affirmative vote of a majority of the outstanding shares of capital stock of Avnet, Inc. entitled to vote thereon, at a meeting of the shareholders of Avnet, Inc. duly called and held, no amendment to the Program shall be adopted which shall (a) affect the composition or functioning of the Committee, (b) increase the aggregate number of Shares which may be awarded hereunder, (c) extend the termination date hereof, or (d) contravene paragraph 6 of Article VI.

                                  ARTICLE VIII

                             REGISTRATION OF SHARES

         The Company may delay the delivery of Shares hereunder to any person or persons for such period as it may deem necessary or advisable to effect compliance with (or secure exemption from) the applicable provisions of the Business Corporation Law of New York, the registration requirements of the Securities Act of 1933, the qualification or registration requirements of any applicable state securities laws, any other applicable statute, rule or regulation and the listing requirements of the New York Stock Exchange and any other securities exchange on which the Stock may at any time be listed, and the Company may require, as a condition to the delivery of such Shares, that the recipients thereof execute and deliver such representations, agreements and covenants in favor of the Company as the Committee may deem necessary or advisable in order to comply with (or secure exemption from) any of such requirements.

                                   ARTICLE IX

                                      TERM

         Unless earlier terminated by the Board of Directors, this Program shall terminate (except as to awards theretofore made and Shares theretofore delivered) on December 31, 2004.

                                    ARTICLE X

                              SHAREHOLDER APPROVAL

         This Program shall be submitted to the shareholders of Avnet, Inc. for their approval at the 1994 annual meeting of shareholders. If the shareholders do not approve this Program, it shall be annulled and any awards of Shares made hereunder shall thereupon be void without further action of the Company or the Board of Directors.

                                   ARTICLE XI

                                  MISCELLANEOUS


         1. Each award of Shares under this Program may be evidenced by and subject to a written agreement, executed by the Participant and Avnet, Inc., which shall contain such restrictions, terms and conditions as the Committee may require.

         2. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Shares delivered pursuant to this Program.

         3. The obligations of the Company under this Program shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of the rights of Participants who have received an award of Shares under this Program in any agreement or program which the Company may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         4. The rights of a Participant hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance by the Participant, or to attachment or garnishment by creditors of the Participant.

         5. The Company shall not be required to, and shall not, set aside, in a fund or otherwise, any Shares for delivery to a Participant pursuant to an award hereunder. During the Vesting Period, a Participant shall not be deemed a shareholder of Avnet, Inc. with respect to awarded but unvested Shares and shall not have any of the rights or privileges of a shareholder with respect to such Shares, such as the right to vote such Shares or to receive any dividends with respect to such Shares. Nothing contained in this Program, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, or any other person. It is intended that the arrangements reflected in this Program be treated as unfunded for tax purposes.

         6. The award or delivery of Shares under this Program to persons employed or retained by the Company shall not be deemed to confer upon any such person any right to continue in such employment or retention, or to interfere in any way with the right of the Company to terminate such person's employment at any time.

         7. The Program shall be governed by and construed in accordance with the laws of the State of New York.